[Letterhead of Stark Winter Schenkein & Co., LLP




Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 24, 2006 relating to the financial statements of Cross Atlantic Commodities, Inc. as of December 31, 2005, and the years ended December 31, 2004, and 2005, and the period from inception (March 12, 1998) to December 31, 2005.




/s/Stark Winter Schenkein & Co., LLP
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Stark Winter Schenkein & Co., LLP
Certified Public Accountants

November 8, 2006
Denver, Colorado